News Release

Firsthand Technology Value Fund Announces Additions of
Late-Stage Companies to Portfolio

San Jose, CA, June 2, 2015 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly traded venture capital fund that invests in technology and cleantech companies, announced today that it has recently completed initial investments in several late-stage private companies. New portfolio holdings include Cloudera, Nutanix, and Roku. These additions complement existing late-stage companies, including Gilt Groupe, Jawbone, Sunrun, and Turn. The new investments are profiled below.

Cloudera is a leader in “big data” software – software that is used to store, process, and analyze extremely large data sets. The company recently reported that total revenues for its 2015 fiscal year (ended January 31, 2015) were in excess of $100 million. Cloudera’s current customers include Disney, eBay, Experian, Master Card, Samsung, and Western Union.

Nutanix is a provider of so-called “hyperconverged” data center equipment that merges computing, storage, and networking capabilities into a single piece of equipment. The company disclosed in February 2015 an annualized bookings run rate of more than $300 million, based on the results from its fiscal second quarter ended January 31, 2015.

Roku markets Internet streaming devices that enable consumers to access streaming content through their televisions. In September 2014, the company announced that cumulative U.S. sales of Roku players had surpassed 10 million units. In March 2015, Roku received the Frost & Sullivan Market Leadership Award for excellence in capturing the highest market share within its industry. According to Frost & Sullivan’s research, Roku accounts for more than 33% of Internet streaming devices sold worldwide.

News Release

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.  An investment in the Fund involves substantial risks, some of which are highlighted below.  Please see the Fund’s public filings for more information about fees, expenses and risk.  Past investment results do not provide any assurances about future results.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com